EXHIBIT 10.5
GAIN CAPITAL HOLDINGS, INC.
2010 OMNIBUS INCENTIVE COMPENSATION PLAN
NONQUALIFIED STOCK OPTION GRANT
     This NONQUALIFIED STOCK OPTION GRANT AGREEMENT (the “Agreement”), dated as of                                     , 20           (the “Date of Grant”), is delivered by GAIN Capital Holdings, Inc. (the “Company”) to                      (the “Grantee”).
RECITALS
     A. The GAIN Capital Holdings, Inc. 2010 Omnibus Incentive Compensation Plan (the “Plan”) provides for the grant of options to purchase shares of common stock of the Company. The Board of Directors of the Company (the “Board”) has decided to make a stock option grant as an inducement for the Grantee to promote the best interests of the Company and its stockholders. A copy of the Plan is available on the Company’s intranet site at http://intranet/default.aspx.
     B. The Board is authorized to appoint a committee to administer the Plan. If a committee is appointed, all references in this Agreement to the “Board” shall be deemed to refer to the committee.
     NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:
1. Grant of Option. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee a nonqualified stock option (the “Option”) to purchase                      shares of common stock of the Company (“Shares”) at an exercise price of $                     per Share. The Option shall become exercisable according to Paragraph 2 below.
2. Exercisability of Option.
     (a) Except as otherwise provided in subparagraph 2(b) below, the Option shall become exercisable on the following dates, if the Grantee is employed by, or providing service to, the Employer (as defined in the Plan) on the applicable vesting date (each, a “Vesting Date”):

Shares for Which the Option is
Vesting Date	Exercisable on the Vesting Date

The exercisability of the Option is cumulative, but shall not exceed 100% of the Shares subject to the Option. If the foregoing schedule would produce fractional Shares, the number of Shares for which the Option becomes exercisable shall be rounded up to the nearest whole Share.

     (b) If the Grantee’s employment or service with the Employer is terminated coincident with or within one year following a Change of Control (as defined in the Plan) either by the Grantee for Good Reason or by the Company or its successor other than for Cause (as defined in the Plan), death or Disability (as defined in the Plan), the Option, to the extent that it has not yet become fully exercisable as of the date of such employment or service termination will immediately become 100% exercisable. As used herein, “Good Reason” means that, without the Grantee’s consent, any of the following has occurred: (i) a material diminution in the Grantee’s authority, duties or responsibilities; (ii) a material diminution in the Grantee’s base salary; or (iii) any action or inaction by the Company or its successor that constitutes a material breach by the Company or its successor of its obligations under an employment agreement then in effect between the Company or its successor and the Grantee.
3. Term of Option.
     (a) The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.
     (b) The Option shall automatically terminate upon the happening of the first of the following events:
          (i) The expiration of the 90-day period after the Grantee ceases to be employed by, or provide service to, the Employer, if the termination is for any reason other than Disability, death or Cause (as defined in the Plan).
          (ii) The expiration of the one-year period after the Grantee ceases to be employed by, or provide service to, the Employer on account of the Grantee’s Disability.
          (iii) The expiration of the one-year period after the Grantee ceases to be employed by, or provide service to, the Employer, if the Grantee dies while employed by, or providing service to, the Employer or within 90 days after the Grantee ceases to be so employed or provide such services on account of a termination described in subparagraph (i) above.
          (iv) The date on which the Grantee ceases to be employed by, or provide service to, the Employer for Cause. In addition, notwithstanding the prior provisions of this Paragraph 3, if the Grantee engages in conduct that constitutes Cause after the Grantee’s employment or service terminates, the Option shall immediately terminate, and the Grantee shall automatically forfeit all Shares underlying any exercised portion of the Option for which the Company has not yet delivered the Share certificates, upon refund by the Company of the exercise price paid by the Grantee for such Shares.
Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately before the tenth anniversary of the Date of Grant. Except as otherwise provided in subparagraph 2(b) above, any portion of the Option that is not exercisable at the time the Grantee ceases to be employed by, or provide service to, the Employer shall immediately terminate.

4. Exercise Procedures.
     (a) Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the exercisable Option by giving the Company written notice of intent to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option is to be exercised and the method of payment. Payment of the exercise price shall be made in accordance with procedures established by the Board from time to time based on type of payment being made but, in any event, prior to issuance of the Shares. The Grantee shall pay the exercise price (i) in cash, (ii) unless the Board determines otherwise, by delivering Shares owned by the Grantee and having a Fair Market Value (as defined in the Plan) on the date of exercise at least equal to the exercise price or by attestation (on a form prescribed by the Board) to ownership of Shares having a Fair Market Value on the date of exercise at least equal to the exercise price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Board may approve. The Board may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.
     (b) The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Board, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.
     (c) All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Board approval, the Grantee may elect to satisfy any tax withholding obligation of the Employer with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.
5. Change of Control. Except as provided in subparagraph 2(b) above, the provisions of the Plan applicable to a Change of Control shall apply to the Option, and, in the event of a Change of Control, the Board may take such actions as it deems appropriate pursuant to the Plan.
6. Restrictions on Exercise. Except as the Board may otherwise permit pursuant to the Plan, only the Grantee may exercise the Option during the Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.
7. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Board shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
8. No Employment or Other Rights. The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Grantee’s employment or service at any time. The right of the Employer to terminate the Grantee’s employment or service at any time for any reason is specifically reserved.
9. No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.
10. Assignment and Transfers. Except as the Board may otherwise permit pursuant to the Plan, the rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.
11. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.
12. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the President at 135 Route 202/206, Suite 11, Bedminster, NJ 07921, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Employer, or to such other address as the Grantee may designate to the Employer in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.
13. The Company’s Rights. The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Company Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

14. Amendment. This Agreement may be amended from time to time by the Board in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Option as determined in the discretion of the Board, except as provided in the Plan or in a written document signed by the Grantee and the Company.
15. Electronic Delivery of Documents. By signing the Certificate, the Grantee (i) consents to the electronic delivery of this Agreement, all information with respect to the Plan and the Option, and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledges that the Grantee may receive from the Company a paper copy of any documents delivered electronically at no cost to the Grantee by contacting the Company by telephone or in writing; (iii) further acknowledges that the Grantee may revoke his or her consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledges that the Grantee understands that he or she is not required to consent to electronic delivery of documents.
16. Personal Data. For the purpose of implementing, administering and managing the Option, the Grantee, by execution of the Certificate, consents to the collection, receipt, use, retention and transfer, in electronic or other form, of his or her personal data by and among the Company and its third party vendors or any potential party to any Change of Control transaction or capital raising transaction involving the Company. The Grantee understands that personal data (including but not limited to, name, home address, telephone number, employee number, employment status, social security number, tax identification number, date of birth, nationality, job and payroll location, data for tax withholding purposes and shares awarded, cancelled, exercised, vested and unvested) may be transferred to third parties assisting in the implementation, administration and management of the Option and the Plan and the Grantee expressly authorizes such transfer as well as the retention, use, and the subsequent transfer of the data by the recipient(s). The Grantee understands that these recipients may be located in the Grantee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that data will be held only as long as is necessary to implement, administer and manage the Option. The Grantee understands that he or she may, at any time, request a list with the names and addresses of any potential recipients of the personal data, view data, request additional information about the storage and processing of data, require any necessary amendments to data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Secretary. The Grantee understands, however, that refusing or withdrawing his or her consent may affect his or her ability to accept a stock option.
17. No Future Entitlement. By execution of the Certificate, the Grantee acknowledges and agrees that: (i) the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of stock options, or compensation in lieu of stock options, even if stock options have been granted repeatedly in the past; (ii) all determinations with respect to any such future grants, including, but not limited to, the times when stock options shall be granted or shall become exercisable, the maximum number of shares subject to each stock option, and the purchase price, will be at the sole discretion of the Board; (iii) the value of the Option is an extraordinary item of compensation which is outside the scope of the Grantee’s employment contract, if any; (iv) the value of the Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments or similar payments, or bonuses, long-service awards, pension or retirement benefits; (v) the vesting of the Option ceases upon termination of employment with the Company or transfer of employment from the Company, or other cessation of eligibility for any reason, except as may otherwise be explicitly provided in this Agreement; (vi) if the underlying Company Stock does not increase in value, the Option will have no value, nor does the Company guarantee any future value; and (vii) no claim or entitlement to compensation or damages arises if the Option does not increase in value and the Grantee irrevocably releases the Company from any such claim that does arise.
     IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

GAIN CAPITAL HOLDINGS, INC.
By:
Name:
Title:

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all the decisions and determinations of the Board shall be final and binding.

Grantee: